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                                                                     Exhibit 4.1

NUMBER                                            THE AMERICAN CORPORATION                                             Warrant(s)

                                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                                       REDEEMABLE COMMON STOCK PURCHASE WARRANT




THIS CERTIFIES THAT, for value received,





is the Registered Holder of a Redeemable Common Stock Purchase Warrant ("Warrant") that entitles its Registered Holder to purchase one share of Common Stock, $.001 par value, of The American Corporation ("Company") for each Warrant set forth above at a price of $1.10 per share (subject to
adjustment) from                   , 2002 (or earlier if determined by the
Company in accordance with certain procedures) until                      ,
2006, unless extended by the Company, all as more particularly described in, and subject to the terms and conditions contained in the Warrant Agreement,
dated               , 2002 between the Company and Continental Stock
Transfer & Trust Company as Warrant Agent. A copy of the Warrant Agreement may be obtained by any registered holder, without cost, upon written request to the Warrant Agent or the Company. This Warrant shall be governed by the laws of the State of Colorado.

     This Warrant may be exercised to purchase Common Stock only in accordance with its terms, which include the completion and execution of the "Exercise Agreement" appearing on the reverse side hereof for a written exercise instrument of comparable substance and delivery thereof, with payment as provided, to the principal office of the Warrant Agent.

     The Warrants are redeemable by the Company for $.05 per Warrant, at any time after June 26, 2000, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, The Nasdaq Stock Market, Inc. or the National Quotation Bureau, Incorporated, as the case may be, equals or exceeds $7.00 per share, for any thirty (30) consecutive trading day period ending no more than 15 days prior to the date that the notice of redemption is mailed. Upon thirty (30) days' written notice to all holders of the Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Warrants.

     This Warrant is registered on the books of the Company as maintained on its behalf by the Warrant Agent, and is transferable only by surrender thereof at the principal office of the Warrant Agent, duly endorsed for assignment as reflected on the reverse side hereof or otherwise accompanied by a duly executed written instrument of assignment or transfer. This certificate is not valid unless countersigned by the Warrant Agent.

     WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated

                                  CORPORATE
                                    SEAL

                                    2002
                                  DELAWARE

SECRETARY                                                          CHAIRMAN



                 -C-  SECURITY-COLUMBIAN BANKNOTE COMPANY


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                           THE AMERICAN CORPORATION


                             EXERCISE AGREEMENT
      To Be Executed by the Registered Holder in Order to Exercise Warrants

    The undersigned Registered Holder, pursuant to the provisions of the within Warrant, hereby subscribes for and purchases ________________ shares of Common Stock covered by such Warrant and herewith makes full cash payment of $ __________________ for such Warrant Stock at the Exercise Price per share provided by such Warrant.

Dated: _____________________________   _______________________________________
                                                    (Signature)

____________________________________   _______________________________________
       (Address for Delivery)                    (Print or type name)

____________________________________

____________________________________


                               ASSIGNMENT FORM
      To Be Executed by the Registered Holder in Order to Transfer Warrants


    FOR VALUE RECEIVED, the undersigned Registered Holder hereby sells, assigns, and transfers all of the rights of the undersigned under and to the within Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably constitute and appoint _____________________________ to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee                Address of Assignee             No. of Warrants
----------------                -------------------             ---------------







Dated: _____________________________      ____________________________________
                                             (Signature of Registered Holder)


                                          ____________________________________
                                                 (Print or type name)


     NOTICE: The signature(s) of the Registered Holder above must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement or any change whatsoever, and must be guaranteed by an Eligible Guarantor Institution which is a participant in a securities transfer association recognized program, having an office or correspondent in New York, New York.


                             SIGNATURE GUARANTEE
               (Required for each Exercise or Assignment)

Authorized Signature: ________________________________________________________

Name of Bank or Firm: ________________________________________________________

Dated: _______________________________________________________________________